INDEPENDENT AUDITORS' CONSENT


The Trustees and Shareholder
GrandView Investment Trust

We consent to the use of our report dated May 23, 1995 on the statements of assets and liabilities of the GrandView REIT Index Fund, GrandView Realty Growth Fund, GrandView Residential Realty Income Fund, GrandView Retail Realty Income Fund, and GrandView Healthcare Realty Income Fund, each a series of the GrandView Investment Trust, as of May 22, 1995 included in the registration statement on Form N-1A.


KPMG Peat Marwick LLP


Richmond, Virginia
December 15, 1995